SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2016 (August 16, 2016)

MIX 1 LIFE, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-170091	68-0678499
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

16000 N. 80th Street, Suite E

Scottsdale, AZ 85260

480-371-1100

(Address and Telephone Number of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

MIX 1 LIFE, INC.

Form 8-K

Current Report

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On June 3, 2016, Mix 1 Life, Inc., a Nevada corporation (the "Company") and Icelandic Water Holdings hf, an Icelandic corporation ("Icelandic"), executed a non-binding Letter of Intent ("LOI") whereby the Company will acquire from Icelandic 100% of the ownership interests in Icelandic Glacial™ natural spring water brand including Exclusive Global License for Icelandic Glacial™ brand in an asset purchase agreement (the "Asset Purchase Agreement").

On August 19, 2016, the Company terminated the LOI with Icelandic due to the inability to finalize the definitive agreement. There were no disagreements with either party to the transaction.

ITEM 8.01. OTHER EVENTS.

On August 16, 2016, the Company entered into a forbearance agreement with Mill City Ventures III, Ltd., a Minnesota corporation pursuant to the following outstanding debentures: (i) the 12% Senior Secured Convertible Debenture issued February 6, 2014 (the "2014 Debenture") in the original principal amount of $500,000 by Mix 1 Life Inc. (the "Company") in favor of Mill City Ventures III, Ltd., a Minnesota corporation ("Mill City"), and (ii) the 12% Senior Secured Promissory Note issued March 13, 2015 (the "2015 Note," together with the 2014 Debenture, the "Notes") in an original principal amount of $250,000 by the Company in favor of Mill City. The Company and Mill City have agreed extend any payments due and owning under these agreements until October 10, 2016. Starting on October 10, 2016, the Company shall resume payments on all accrued and unpaid interest on the Notes.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIX 1 LIFE, INC.

Date: August 19, 2016	By:	/s/ Cameron Robb
Cameron Robb
Chief Executive Officer

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